Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 27, 2023 relating to the consolidated financial statements of The Boeing Company and subsidiaries and the effectiveness of The Boeing Company and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 26, 2023